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                                EXHIBIT 10.70
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                                                                   EXHIBIT 10.70


                       PARTIAL ASSIGNMENT AND ASSUMPTION
                          OF TIME BROKERAGE AGREEMENT


         This Partial Assignment and Assumption of Time Brokerage Agreement made as of the 15 day of May, 1994, by and among Bradenton Broadcast Television Company, Ltd. ("Licensee"), The Christian Network, Inc. ("Programmer"), and Paxson Communications of Tampa-66, Inc. ("Paxson").

                                   RECITALS:

         1. Licensee and Programmer are parties to a Time Brokerage Agreement dated as of December 17, 1993 (the "Agreement"), pursuant to which Programmer has agreed to provide programming for television broadcast station WTBG-TV, Channel 66, Bradenton, Florida (the "Station"), subject to all rules, regulations and policies of the Federal Communications Commission and to Licensee's full authority to control the operation of the Station.

         2. Programmer desires to assign, in part, its rights and interests under the Agreement to Paxson, and Paxson desires to assume, in part, Programmer's obligations under the Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

         1. Assignment and Assumption. Programmer hereby assigns to Paxson Programmer's rights under the Agreement insofar as such rights relate to the provision of up to 12 hours per day of programming for the Station, subject to all of the terms and conditions applicable to Programmer's provision of its programming to the Station. Paxson hereby assumes all of Programmer's payment obligations under the Agreement. Licensee hereby acknowledges and consents to such assignment and assumption.

         2. Rights and Obligations. All rights of Programmer under the Agreement shall apply to Paxson insofar as and to the extent such rights are applicable to Paxson's provision of up to 12 hours per day of programming for the Station. All payment obligations of Programmer under the Agreement shall apply to and shall be satisfied by Paxson.

         3.      Miscellaneous.

                 (a) Descriptive Headings. The descriptive headings of the several sections of this Partial Assignment are inserted for convenience only and shall not affect the meaning or construction of any of the provisions hereof.
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                 (b)      Governing Law.  This Partial Assignment and the
rights and obligations of the parties hereunder shall be construed in accordance with and shall be governed by the laws of the State of Florida.

                 (c) Counterparts. This Partial Assignment may be executed in one or more counterparts, each of which shall constitute an original agreement, but all of which together shall constitute one and the same instrument.


                                 BRADENTON BROADCAST
                                  TELEVISION COMPANY, LTD.

                                 By:  Anita Flenoy Rogers,
                                      its General Partner

                                      /s/ Anita Flenoy Rogers
                                      -----------------------------------------


                                 THE CHRISTIAN NETWORK, INC.


                                 By:   /s/ James L. West
                                      -----------------------------------------
                                      Name:  James L. West
                                      Title: Chairman



                                 PAXSON COMMUNICATIONS OF TAMPA-66, INC.


                                 By:   /s/ William L. Watson
                                      -----------------------------------------
                                      Name:  William L. Watson
                                      Title: Secretary